Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
                                                    (Amendment No.   )

Filed by the Registrant [x]

Filed by the Party other than the Registrant [ ]

Check the appropriate box:

[X]      Preliminary Information Statement
[ ]      Definitive Information Statement
[ ]      Confidential, for use of the Commission only (as permitted by Rule
         14c-5(d)(2)

                                                  WELLSTONE FILTERS, INC.
                               (Name of Registrant as Specified In Its Charter)

                                                  WELLSTONE FILTERS, INC.
                                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X[      No Fee Required.
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

        (1)      Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         (4)      Proposed maximum aggregate value of transaction:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:


         (2)      Form, Schedule or Registration Statement No.:


         (3)      Filing Party:


         (4)      Date Filed:



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                                                  WELLSTONE FILTERS, INC.
                                                    712 Kitchawan Road
                                                 Ossining, New York 10562

                                                   INFORMATION STATEMENT

                                               Mailing Date:  June 27, 2003

                                 We are not asking you for a proxy and you are
                                             requested not to send us a proxy


General

         This Information Statement is furnished to the holders of Common Stock, $.001 par value per share (the "Common Stock"), of Wellstone Filters, Inc. (the "Company") on behalf of the Company in connection with a proposed amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 20,000,000 up to 80,000,000 and an accompanying five-for-one forward stock split of the Common Stock. This amendment has already been approved by the consent of persons holding 7,800,000 Shares, which is a majority of the 11,284,200 outstanding shares. YOU ARE NOT BEING ASKED FOR A PROXY NOR TO VOTE ON THIS MATTER. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY.

         The cost of this Information Statement will be borne by the Company.

Record Date

         The close of business on June 27, 2003, which is the date of the consent action by shareholders approving the amendment to its articles, was fixed as the record date pursuant to Section 228 of the Delaware General Corporation Law ("DGCL").

         The voting securities of the Company are the shares of its Common Stock, of which 11,284,200 shares were issued and outstanding as of June 27, 2003. All outstanding shares of Common Stock are entitled to one vote on each matter submitted for voting at the Meeting.

Beneficial Ownership of Common Stock

         Principal Shareholders, Directors and Officers. The following table sets forth the beneficial ownership of the Company's Common Stock as of June 27, 2003 by each person known to the Company to own more than five percent (5%) of the Company's Common Stock and by each of the Company's current directors, and by all directors and officers of the Company as a group. The table has been prepared based on information provided to the Company by each shareholder.


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 Preliminary Copy

                                Amount of
     Name and                   Beneficial                         Percent of
      Address                  Ownership(1)                           Class

Jere E. Goyan(3)                25,000                        *

Learned Jeremiah Hand(2)        7,800,000                    69.1%

Carla Cerami Hand, MD,PhD(2)    7,800,000                    69.1%

Anthony Cerami, PhD(2)          1,400,000                    12.4%

All officers and directors
  as a group (3 persons)        7,825,000                    69.2%


(1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security). The address of this person is c/o the Company.
(2) The business address of each of these persons is 712 Kitchawan Road, Ossining, New York, 10562. Ms. Cerami Hand and Mr. Learned Jeremiah Hand are
 wife and husband.
The 7,800,000 shares listed as beneficially owned by Mr. Learned Jeremiah Hand include 6,700,000 shares which are controlled by Carla Cerami Hand, as stated below. Mr. Hand disclaims beneficial ownership of such 6,700,000 shares. Ms. Cerami is the sole shareholder of
 Cerami Consulting and the
shares listed as held by her in the above table include 5,600,000 shares held of record by Titratable
Holdings, Ltd., which is controlled by her, 1,100,000 shares held via a trust, and 1,100,000 shares
controlled by Learned Jeremiah Hand. She disclaims beneficial ownership of the 1,100,000 shares controlled by Learned Jeremiah Hand. Such 1,100,000 shares stated as controlled by Mr.Hand are held
through a family limited partnership controlled by him.  Dr.  Anthony Cerami is the father of Carla
Cerami  Hand.
(3) Includes options to purchase 25,000 shares of common stock.

As of June 27, 2003, there were 120 shareholders of record.



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                                                                Preliminary Copy
                                                      PROPOSAL NO. 1:
                                     AMENDMENT OF CERTIFICATE OF INCORPORATION
                     INCREASE OF AUTHORIZED SHARES OF COMPANY'S COMMON STOCK AND
                                                    FORWARD STOCK SPLIT

                The Shareholders holding a majority of the common stock have approved an amendment to Article 4 of the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 20,000,000 up to 80,000,000 and to effect a five for one forward stock split of the common stock. The increase in authorized and the forward stock split will be effected together.

                The Company's Certificate of Incorporation presently authorizes the issuance of 20,000,000 shares of Common Stock having $0.001 par value, of which 11,284,200 shares were outstanding at the close of business on June 27, 2003.

                The Board of Directors has proposed the increase in authorized common shares in connection with a five-for-one forward split of the common stock to provide the Board of Directors with greater flexibility in the event the Board of Directors determines that it is in the best interest of the Company to issue additional shares to raise capital or to effect an acquisition.

                Under the laws of the State of Delaware, authorized, but unissued and unreserved, shares may be issued for such consideration (not less than par value) and purposes as the Board of Directors may determine without further action by the shareholders. The issuance of such additional shares may, under certain circumstances, result in the dilution of the equity or earnings per share of the existing shareholders.

                Although the Board of Directors has no present intent to do so, the unissued and authorized shares of the Company could be issued as defense to an attempted takeover of the Company and may have an anti-takeover effect. Management is not aware of any effort on the part of any person to acquire control of the Company.

                The additional shares of Common Stock authorized by this proposed amendment will, if and when issued, have the same rights and privileges as the shares of Common Stock currently authorized. Holders of shares of Common Stock of the Company have no preemptive rights.

                The amendment will be filed with an effective date with the Delaware Secretary of State no less than twenty days after the mailing of the Information Statement.


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